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PRICING SUPPLEMENT NO. 10D DATED FEBRUARY 15TH, 2002                              REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 6, 2001                                       FILED PURSUANT TO RULE 424(b)(2)
AND PROSPECTUS DATED OCTOBER 25, 2001)

                                         CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                   MEDIUM-TERM NOTES
                                       DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF
NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR
PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation
Principal Amount:                     25MM                     Optional Conversion:                     N/A

                                      Interest 100,000

Price To Public:                      100.0945%                Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.0945%                Business Day Jurisdiction:               New York

Settlement Date                       April 16,2002            Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:


                                                               Optional Extension of Maturity:

Maturity Date:                        February 15,2007         Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     Floating Rate Note

Initial Interest Rate:                2.40

Interest Rate Basis:                  3 MONTH LIBOR

Maximum/Minimum                       N/A                      Initial Interest Reset Date:         May 15th 2002
 Interest Rate:                                                Interest Reset Date(s):
                                                                                                    The 15th of each
                                                                                                    February, May,
                                                                                                    August, November
                                                                                                    and maturity.

Spread to Index:                      +50 basis points

First Coupon:                         2.40

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      15TH  of each            renewable, dual currency,
                                      February, May ,          amortizing, or OID, if applicable:
                                      August, November and
                                      maturity. Subject to
                                      the modified
                                      following business
                                      convention.

Interest Determination Date:          Quarterly 2 London       Day Count:                               ACT/360
                                      business days prior
                                      to interest pay date.
                                      Telerate page 3750.
                                                               CUSIP:                                   22541FCA2
First Interest Payment Date:          May 15th 2002

Settlement:                           DTC #355

          ---------------------------------------------------------------------------------------------------

                                               CREDIT SUISSE FIRST BOSTON
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